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                                                                       EXHIBIT 4

                          CHEMOKINE THERAPEUTICS CORP.

                                STOCK OPTION PLAN
                                   MAY 7, 2004

      The Board of Directors of Chemokine Therapeutics Corp. (the "Company") has adopted this Stock Option Plan pursuant to which directors, senior officers, employees, part-time employees and consultants of the Company or any subsidiary of the Company are granted options to purchase Common Shares in the capital of the Company and thereby share in the future growth and success of the Company.

ARTICLE 1. PURPOSE OF THE PLAN

      The purpose of this Plan is to promote the interests of the Company by:

      (a) attracting and retaining persons of outstanding competence (hereinafter called "Eligible Persons"), who are or will be responsible for the management, growth and success of the Company and its subsidiaries;

      (b) furnishing Eligible Persons with greater incentive to develop and promote the growth and success of the Company; and

      (c) furthering the identity of interests of Eligible Persons with those of the Shareholders of the Company generally by encouraging Eligible Persons to acquire equity ownership in the Company.

      The Company believes that these purposes may be best accomplished by granting to Eligible Persons options to purchase Common Shares.

ARTICLE 2. EFFECTIVE DATE AND APPROVAL OF THE PLAN

2.1 EFFECTIVE DATE

      The effective date of this Plan is May 7, 2004, the date of the adoption by the Board of Directors of the Company (the "Effective Date") and Options may be granted immediately thereafter. The Plan shall remain in full force and effect until such time as the Board shall terminate the Plan, and for so long thereafter as Options remain outstanding in favour of any Optionee.

ARTICLE 3. NUMBER OF COMMON SHARES SUBJECT TO THE PLAN

           Prior to the Completion of the initial public offering of the Company's Common Shares the number of Common Shares which are issuable pursuant to this Plan and any other incentives to Eligible Persons of the Company to be granted or issued by the Company shall not exceed 2,561,221 Common Shares of the Company. In the event that the Company completes an initial public offering, the maximum number of Common Shares reserved for issuance pursuant to the Plan shall be increased to the lesser of 4,550,416 Common Shares; and 15% of the number of Common Shares issued and outstanding after taking effective of the initial public offering including the exercise of any over allotment option.
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ARTICLE 4. OPTION EXERCISE PRICE

      The Option Exercise Price under each Option shall be determined by the Committee. If the Common Shares are listed for trading on a stock exchange, the exercise price will not be less than the closing price of the Common Shares on the Exchange on the date prior to the date of grant, less allowable discounts, in accordance with the policies of that Exchange. The Option Exercise Price determined for any Option shall be subject to adjustment pursuant to Article 14 hereof.

ARTICLE 5. ADMINISTRATION OF PLAN

5.1 ADMINISTRATION

      This Plan shall be administered by the Board of Directors of the Company (the "Board"), or if appointed, by a compensation committee of directors as may be appointed from time to time by the Board (such committee, or if no such committee is appointed, the Board, is hereinafter referred to as the "Committee") pursuant to rules of procedure fixed by the Board. The Committee is authorized, subject to the provisions of this Plan, to establish from time to time such rules and regulations, make such determinations and to take such steps in connection with the Plan as in the opinion of the Committee is necessary or desirable for the proper administration of this Plan. The Committee shall, subject to the provisions of this Plan, designate Eligible Persons and determine the time or times when Options shall be granted, the number of Common Shares which may be granted, the Option Exercise Price at which Common Shares may be purchased under any Option, the conditions, if any, to be satisfied before any Option may be exercised and the expiry date of any Option, and enter into an Option Agreement evidencing each Option which shall incorporate such terms as the Committee in its discretion deems consistent with this Plan.

      Any questions arising as to interpretation of the Plan, any Option or any Option Agreement shall be determined by the Committee and such determination shall be final, conclusive and binding on all parties.

5.2 ELIGIBILITY

      The Committee may, subject to the provisions of this Plan, designate from time to time as an Eligible Person any director, senior officer, Employee, Management Company Employee, or Consultant of the Company or its subsidiaries, who is or will be, in the opinion of the Committee, one of the persons responsible for the management, growth and success of the Company and whose participation in this Plan will, in the opinion of the Committee, accomplish the purposes of this Plan.

5.3 GRANT OF OPTIONS

      Options pursuant to the terms of this Plan may be granted from time to time by the Company acting through the Committee to any Eligible Person. It is solely within the discretion of the Committee to determine who should receive options and in what amounts. Options granted pursuant to this Plan together with all of the Company's other previously established or proposed share compensation arrangements, could result, at any time in:

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      (a)   the number of shares of the Company reserved for issuance pursuant to stock options granted to Insiders exceeding 10% of the outstanding Common Shares;

      (b) the issuance to Insiders, within a one year period, of a number of shares exceeding 10% of the outstanding Common Shares; or

      (c) the issuance to any one Optionee and such Optionee's associates, within a one-year period of a number of shares exceeding 5% of the outstanding Common Shares.

      After taking effect of the Company's initial public offering, the Company may not reserve Common Shares for issuance to any one Optionee, pursuant to this Plan, of more than 5% of the issued Common Shares.

      The date on which any Option shall be deemed to have been granted shall be the date on which the Committee authorizes the grant of such Option.

      Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement executed on behalf of the Company by the President or the Secretary of the Company and each Option Agreement shall incorporate such terms and conditions as the Committee deems consistent with the terms of this Plan. Subject to the prior written consent of the Exchange or such other stock exchange having jurisdiction over the Company, the Committee may, with the written consent of the Optionee, amend any Option Agreement to the extent that the Committee deems consistent with the terms of this Plan.

5.4 VESTING OF OPTIONS

      In the event that the Company is a Tier 2 Issuer, each Option Agreement will provided that the Options will vest 4% on the date the options are granted and 4% every month for 24 months thereafter.

ARTICLE 6. TERM OF OPTIONS

      Each Option granted pursuant to this Plan shall, subject to early termination in accordance with Article 7 hereof, expire automatically on the earlier of:

      (a) the date on which such Option is exercised in respect of all of the Common Shares that may be purchased thereunder; and

      (b) the expiry date of such Option as determined by the Committee which in no event may exceed ten years from the date of the original grant of the Option but in any event not later than the latest date permitted by the Securities Laws.

ARTICLE 7. EARLY TERMINATION OF OPTIONS

      Each Option shall terminate on:

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      (a)   within 90 days after the date on which the Optionee is no longer a director of the Company or a subsidiary, provided, however, that where a participant is both a director and a senior officer, Employee, Consultant, or Management Company Employee of the Company or a subsidiary, such option shall not expire pursuant to this subparagraph (a) where such participant remains contracted to the Company or subsidiary;

      (b) within 90 days after the date of retirement or termination of employment, other than for cause, of an Optionee who is an Employee, senior officer, Consultant, or Management Company Employee of the Company or a subsidiary;

      (c) within 30 days after an Optionee who is engaged in Investor Relations Activities, ceases to be employed to provide Investor Relations Activities; or

      (d) one day from the date of termination of services for cause, in the case of a participant who is an employee or part-time employee or senior officer or consultant of the Company or a subsidiary, provided that, subject to the provisions of Article 9 hereof, if such Optionee ceases to be an Eligible Person of the Company by reason of the death of such Optionee, all or any of the Common Shares then covered by such Option may be purchased by the legal representative of such Optionee, or by the person or persons to whom the rights of such Optionee under the Option Agreement entered into with such Optionee have passed by will or the laws of devolution or distribution and descent, until the earlier of:

            (i) the date that is one year after the date of the death of such Optionee; and

            (ii) the expiry date of such Option set forth in such Option Agreement,

provided, however, that in respect of any Option which would expire pursuant to
Article 7(i) and (ii) above, the Board may extend the expiry date in its discretion, subject to the prior approval of the Exchange, to a date not beyond the expiry date determined in accordance with Article 6(b) above.

      A change in the office, position or duties of an Optionee from the office, position or duties held by such Optionee on the date on which the Option was granted to such Optionee shall not result in the termination of the Option granted to such Optionee provided that such Optionee remains a director, senior officer, Employee, Consultant or Management Company Employee of the Company or subsidiary.

      The retirement of any Optionee as a director of the Company or subsidiary at any annual meeting of the Company or subsidiary as required by the Articles of the Company or subsidiary shall not result in the termination of the Option granted to such Optionee provided that such Optionee is re-elected at such annual meeting as a director of the Company or subsidiary.

ARTICLE 8. NON-TRANSFERABILITY OF OPTIONS

      No Option may be transferred or assigned except by will or the laws of devolution or distribution and descent or, except as set forth in Article 7 hereof, may be exercised by an Optionee except during his lifetime. The restriction on transfer described in this Article 8 shall be incorporated into each Option Agreement.

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                                      -5-

ARTICLE 9. EXERCISE OF OPTIONS

      Subject to the terms and conditions of this Plan, each Option may from time to time be exercised with respect to all or any of the Common Shares covered by such Option at any time on or after the later of:

      (a) the satisfaction of such conditions as the Committee may impose at the time of the grant of such Option; and

      (b) the date on which that proportion of the Option being exercised has vest in the Optionee.

      Each Option may be exercised by written notice signed by the Optionee and dated the date of exercise, and not postdated, stating that the Optionee elects to exercise his rights to purchase Common Shares under such Option and the number of Common Shares in respect of which such Option is being exercised, accompanied by full payment for the Common Shares being purchased under such Option, delivered to the Company at its principal office or such other address of the principal office of the Company at the time of exercise addressed to the attention of the President of the Company. Delivery of any notice of exercise accompanied by payment may be made by personal delivery, by courier service or by an agent.

      Upon exercise of an Option, a certificate or certificates representing the Common Shares in respect of which such Option is exercised shall be delivered by the Company to the Optionee.

ARTICLE 10. PAYMENT

      Payment of the Option Exercise Price for Common Shares purchased on the exercise of any Option must be made in full in lawful money of Canada or by certified cheque made payable to or to the order of the Company, payable at par in Vancouver, British Columbia (or at such other place as the principal office of the Company may be located at the time of exercise) at the time notice of exercise is delivered to the Company pursuant to Article 9 hereof.

      The Company shall not provide financial assistance to Eligible Persons for the purchase of Common Shares pursuant to the exercise of Options.

ARTICLE 11. REPRESENTATIONS

11.1 OPTIONEE REPRESENTATIONS

      Each Option Agreement shall provide that on the exercise of an Option, the Optionee (including for the purposes of this Article 11 each other person who, pursuant to Article 7 hereof, may purchase Common Shares under an Option) shall, if so requested by the Company, represent and agree in writing that:

      (a) such Optionee is (or such Optionee was) an Eligible Person of the Company and has not been induced to purchase the Common Shares purchased pursuant to the exercise of such Option by expectation of employment or continued employment;

      (b) such Optionee (or such other person) is purchasing the Common Shares purchased pursuant to the exercise of such Option as principal for such Optionee's own account (or,

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                                      -6-

            if such Optionee is deceased, for the account of the estate of such Optionee) for investment purposes, and not with a view to the distribution thereof to the public;

      (c) such Optionee (or such other person) will, prior to and upon any sale or disposition of any of the Common Shares purchased pursuant to the exercise of such Option, comply with the Securities Laws and any other federal, provincial or state laws or regulations to the extent that such laws or regulations are applicable to such sale or disposition; and

      (d) such Optionee (or such other person) will not offer, sell or deliver any of the Common Shares purchased pursuant to the exercise of such Option, directly or indirectly, in the United States or to any citizen or resident of, or any Company, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with United States federal and state securities laws.

      The Company may employ other procedures and require further documentation from any Optionee to ensure compliance with all applicable laws.

      The issue and sale of Common Shares pursuant to any Option is specially conditioned on such issue and sale being made in compliance with the Securities Laws and the Company will have no obligation to issue or sell any Common Shares pursuant to the exercise of any Option unless such issuance and sale will be made in compliance with the Securities Laws. The Company will be entitled to take such action as it deems necessary to restrict the transferability in the United States of any Common Shares acquired on exercise of any Option.

11.2 COMPANY REPRESENTATIONS

      The Company shall represent for every grant of an Option to an Employee, Consultant or Management Company Employee that the Optionee is a bona fide Employee, Consultant or Management Company Employee, as the case may be of the Company or its subsidiaries.

ARTICLE 12. NOTICE TO COMMISSIONS AND EXCHANGES

      The Company will give notice to all applicable securities commissions and other regulatory bodies in Canada and the United States and all applicable stock exchanges and other trading facilities upon which the Common Shares are listed or traded, as may be required, of its adoption of this Plan and of its entering into Option Agreements with Eligible Persons and the terms and conditions for the purchase of Common Shares under such Option Agreements, and will use all reasonable efforts to obtain any requisite approvals as may be required from such bodies, exchanges and trading facilities.

ARTICLE 13. SUSPENSION, AMENDMENT OR TERMINATION

      The Board of Directors shall have the right at any time to suspend, amend or terminate this Plan in any manner including, without limitation, to reflect any requirements of applicable regulatory bodies or stock exchanges, and on behalf of the Company to enter into amendments to any Option Agreement, subject to the prior written consent of the Exchange or such other stock exchange having jurisdiction over the Company, but shall not, without the consent of the Shareholders of the Company have the right to:

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                                      -7-

      (a) affect in a manner that is adverse or prejudicial to, or that impairs, the benefits and rights of any Optionee under any Option previously granted under this Plan except for the purpose of complying with the Securities Laws; or

      (b) change the number of Common Shares which may be issued pursuant to any Option granted under this Plan (subject to any necessary adjustment pursuant to Article 14 hereof).

           The full powers of the Committee as provided for in this Plan shall survive the termination of this Plan until all Options have been exercised in full or have otherwise expired.

ARTICLE 14. ADJUSTMENT

      The Option Exercise Price and the number of Common Shares to be purchased by an Optionee upon the exercise of an Option will be adjusted, with respect to the then unexercised portion thereof, by the Company from time to time (on the basis of such advice as the Company considers appropriate, including, if considered appropriate by the Company, a certificate of the auditors of the Company) in the events and in accordance with the provisions and rules set out below. Any dispute that arises at any time with respect to any adjustment pursuant to such provisions and rules will be conclusively determined by the Committee of the Company, and any such determination will be binding on the Company, the Optionee and all other affected parties.

      In the event that a dividend is declared upon the Common Shares payable in Common Shares (other than in lieu of dividends paid in the ordinary course), the number of Common Shares then subject to any Option shall be adjusted by adding to each such Common Share the number of Common Shares which would be distributable thereon if such Common Share had been outstanding on the date fixed for determining Shareholders entitled to receive such stock dividend.

      In the event that the outstanding Common Shares are changed into or exchanged for a different number of kind of Common Shares or other securities of the Company or of another Company, whether through an arrangement, amalgamation or other similar procedure or otherwise, or a share recapitalization, subdivision or consolidation, then there shall be substituted for each Common Share subject to any Option the number and kind of Common Shares or other securities of the Company or another Company into which each outstanding Common Share shall be so changed or for which each such Common Share shall be exchanged.

      In the event that there is any change, other than as specified above in this Article 14, in the number or kind of outstanding Common Shares or of any securities into which such Common Shares shall have been changed or for which they shall have been exchanged, then, only with the prior written consent of the Exchange, or such other stock exchange having jurisdiction over the Company, if the Company determines that such change equitably requires an adjustment to be made in the number or kind of Common Shares, an equitable adjustment shall be made in the number or kind of common shares, such adjustment to be reasonably determined by the Company and to be effective and binding for all purposes.

      In the case of any such substitution or adjustment as provided for in this
Article 14, the Option Exercise Price in respect of each Option for each Common Share covered thereby prior to such substitution or adjustment will be proportionately and appropriately varied. Such variation shall generally require that the number of Common Shares or securities covered by the Option after the relevant event multiplied by the varied Option Exercise Price shall equal the number of Common Shares covered by the Option prior to the relevant event multiplied by the original Option Exercise Price.

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      In the event that the Company distributes by way of a dividend, or otherwise, to all or substantially all holders of Common Shares, property, evidence or indebtedness or shares or other securities of the Company (other than Common Shares) or rights, options or warrants to acquire Common Shares or securities convertible into or exchangeable for Common Shares or other securities or property of the Company, other than as a dividend in the ordinary course, then, if the Company determines that such action equitably requires an adjustment in the Option Exercise Price or number of Common Shares subject to any Option, or both, such adjustment shall be made by the Company and shall be effective and binding for all purposes.

      No adjustment or substitution provided for in this Article 14 shall require the Company to issue a fractional share in respect of any Option and the total substitution or adjustment with respect to each Option shall be limited accordingly.

      In the event that, at the time of exercise of an Option, there is no public market for the Common Shares or for securities substituted therefor as provided by this Article 14, the obligations under the Option shall be met by a payment in cash in such amount as is reasonably determined by the Company to be fair and equitable in the circumstances.

ARTICLE 15. THIRD PARTY OFFER

      If at any time when an option granted under the Plan remains unexercised with respect to any common shares, an offer to purchase all of the common shares of the Company is made by a third party, the Company may make such provisions for the protection of the rights of holders of options as the Board of Directors in its discretion deems appropriate, and may upon giving each Optionee written notice of the third party offer, require the acceleration of the time for the exercise of the option rights granted under the Plan and of the time for the fulfillment of any conditions or restrictions on such exercise.

ARTICLE 16. DEFINITIONS

      In this Plan, unless there is something in the subject matter or context inconsistent therewith:

      (a) "Associates" has the meaning defined in the policies of the Exchange;

      (b) "Board" or "Board of Directors" means the board of directors of the Company;

      (c) "Common Shares" mean the Common Shares without par value in the capital of the Company as constituted on October 23, 2002, provided that if the rights of any Optionee are subsequently adjusted pursuant to Article 14 hereof, "Common Shares" will thereafter mean the shares or other securities or property which such Optionee is entitled to purchase after giving effect to such adjustment;

      (d) "Committee" means for the purpose of administering the Plan, the Board of Directors of the Company or if appointed, a compensation committee of directors as may be appointed from time to time by the Board;

      (e) "Common Shares" means the common shares in the capital f the Company;

      (f) "Company" means Chemokine Therapeutics Corp. and its lawful successors from time to time;

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                                      -9-

      (g) "Consultant" means, in relation to the Company, an individual or Consultant Company, other than an Employee, director or senior officer of the Company, that:

            (i) is engaged to provide on a ongoing bona fide basis, consulting, technical, management or other services to the Company or its subsidiaries, other than services provided in relation to a Distribution;

            (ii) provides the services under a written contract between the Company or a subsidiary and the individual or the Consultant Company;

            (iii) in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or a subsidiary; and

            (iv) has a relationship with the Company or a subsidiary that enables the individual to be knowledgeable about the business and affairs of the Company;

      (h) "Consultant Company" means for an individual consultant, a company or partnership of which the individual is an employee, shareholder or partner;

      (i) "Discounted Market Price" has the meaning defined in the policies of the Exchange;

      (j) "Eligible Persons" means any director, senior officer, Employee, Management Company Employee, Consult of the Company or its subsidiary;

      (k)   "Employee" means:

            (i) an individual who is considered an employee of the Company or its subsidiary under the Income Tax Act (Canada) (i.e. for whom income tax, employment insurance and CPP deductions must be made at source);

            (ii) an individual who works full-time for the Company or its subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Issuer over the details and methods of work as an employee of the Issuer, but for whom income tax deductions are not made at source; or

            (iii) an individual who works for the Company or its subsidiary on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source.

      (l) "Exchange" means the such stock exchange that the Company's Common Shares are listed for trading on from time to time;

      (m)   "Insider" has the meaning defined in the Securities Law;

      (n) "Investor Relations Activities" has the meaning defined in the policies of the Exchange;

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      (o)   "Management Company Employee" means an individual employed by a
            Person providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a Person engaged in Investor Relations Activities.

      (p) "Option" means an option entitling the holder thereof to purchase Common Shares as described herein and granted to an Eligible Person of the Company pursuant to the terms and conditions hereof and as evidenced by an Option Agreement;

      (q) "Option Agreement" means an agreement evidencing an Option, entered into by and between the Company and an Optionee;

      (r) "Option Exercise Price" means the price per Common Share at which an Optionee may purchase Common Shares pursuant to an Option, provided that if such price is adjusted pursuant to Article 14 hereof, "Option Exercise Price" will thereafter mean the price per Common Share at which such Optionee may purchase Common Shares pursuant to such Option after giving effect to such adjustment;

      (s) "Optionee" means an Eligible Person of the Company who holds an Option under this Plan;

      (t) "Outstanding Issue" means the number of common shares of the Company that are outstanding at the time grant;

      (u) "Plan" means this Stock Option Plan, as it may be amended, modified or restated from time to time pursuant to and in accordance with the provisions hereof;

      (v) "President" means the President of the Company appointed by the Board of Directors;

      (w) "Securities Laws" means the applicable securities laws and regulations of Canada or of the United States, or any political subdivision of either, or the by-laws, rules and regulations of any stock exchange or other trading facilities upon which the Common Share are listed or traded, as the case may be;

      (x)   "Tier 2 Issuer" means a Tier 2 Issuer on the TSX Venture Exchange;
            and

      (y) "United States" means the United States of America (including the States and the District of Columbia) and its territories and possession and other areas subject to its jurisdiction.

ARTICLE 17. REFERENCE

      This Plan may be referred to as the Stock Option Plan of Chemokine Therapeutics Corp.